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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of (1) our report dated January 22, 2000, except for Note 12, as to which the date is March ___, 2000, and (2) our report dated September 17, 1999, with respect to the financial statements of SilverPlatter Education, Inc., in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-88939) and related Prospectus of HealthStream, Inc. for the registration of 5.75 million shares of its common stock.



                                                       ERNST & YOUNG LLP

Nashville, Tennessee
March ___, 2000


The foregoing consent is in the form that will be signed upon the completion of the stock split and the increase in the number of shares of common stock and preferred stock authorized described in Note 12 to the financial statements.




                                                   /s/ ERNST & YOUNG LLP


Nashville, Tennessee
March 7, 2000